SECURITIES PURCHASE, SETTLEMENT AND RELEASE AGREEMENT

THIS SECURITIES PURCHASE, SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is made as of the 31st day of December, 2007 by and among Long-e International, Inc., a Utah corporation (the “Company”) and the investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A.  The Company completed a placement of its shares of Common Stock and warrants to purchase its shares of Common Stock with certain purchasers in December 2006 (the “2006 Placement”) and a placement of notes convertible into shares of its capital stock and warrants to purchase shares of its Common Stock with certain purchasers in January 2007 (the “2007 Placement,” and together with the 2006 Placement, the “Prior Placements”); and

B.  Each of the Investors is party to that certain Amended and Restated Registration Rights Agreement with the Company dated January 25, 2007 (the “Senior Agreement”), pursuant to Section 7(f) of which the Company owes the Investors liquidated damages payable in cash as set forth on Schedule I hereto (the “Damages”) for its failure to file a registration statement on Form SB-2 by the specified event date of April 30, 2007, registering certain of the securities purchased in the Prior Placements; and

C.  The Company has provided notice to the Investors and other purchasers of its securities in the Prior Placements that it desires to convert the liquidated damages owed through December 31, 2007 pursuant to the Senior Agreement into notes convertible into shares of the Company’s Common Stock in the form attached hereto as Exhibit A (each a “Note” and together the “Notes,” and, together with certain Common Stock of the Company into which the Notes may be converted, the “Securities”) on certain terms and under specified conditions (the “Conversion”); and

D.  The Investors have notified the Company of their desire to participate in the Conversion upon the terms and conditions stated in this Agreement, whereby the Investors will receive Notes in the principal amounts set forth on Schedule I hereto; and

E.  The Investors in aggregate hold (i) a majority of registrable securities subject to the Senior Agreement, allowing for waiver or amendment of terms of the Senior Agreement pursuant to Section 7(g) thereof; and (ii) a majority of the shares of the Company’s capital stock issuable upon exercise of the Series A and Series B warrants to purchase shares of the Company’s Common Stock issued in the Prior Placements (the “Series A and B Warrants”), allowing for waiver or amendment of terms of the Series A and B Warrants pursuant to Section 10 thereof; and

F.  Contemporaneous with the conversion of the Damages into the Notes, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), and applicable state securities laws, subordinate to the rights provided by the Senior Agreement; and

G.  The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any securities into which the common stock may be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 5.6.

“Securities” means, collectively, the Notes and the Common Stock issuable upon conversion of the Notes.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Notes and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Notes and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date (and by any Subsequent Closing), each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes in the respective amounts set forth opposite the Investors’ names on the signature pages and Schedule I attached hereto in satisfaction of the equal amount of Damages owed as specified in Sections 3 and 4 below.

3. Closing.

3.1 The “Closing Date” shall be the later of December 31, 2007 or the date the Company receives the executed signatures pages to this Agreement from the Investors pursuant to the terms and conditions of this Agreement. Within three (3) business days of the execution and delivery of this Agreement, the Company shall deliver to the Investors the Notes, registered in such name or names as the Investors may designate, issued as of the Closing Date. The Closing (and each Subsequent Closing) of the purchase and sale of the Notes shall take place at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 10100 Santa Monica, Blvd., Seventh Floor, Los Angeles, California 90067, or at such other location and on such other date as the Company and the Investors shall mutually agree. Immediately following the Closing, the capitalization of the Company shall be as set forth on Exhibit C.

3.2 At any time on or before January 11, 2008, the Company may issue up to an additional $57,656.67 principal amount of Notes not converted and sold as of the Closing to purchasers in the Prior Placement who did not elect to participate in the initial Closing of the Conversion, as set forth on Schedule I hereto and subject to the limitations of the following sentence. The parties acknowledge that such sales may be made pursuant to the exercise of rights described in Section 8.8 of the securities purchase agreement affecting the 2006 Placement and Section 7.8 of the securities purchase agreement affecting the 2007 Placement; to the extent that such parties decline to exercise said rights, any such unpurchased Notes may not be reoffered by the Company to other parties. All such purchases of Notes shall be made on the terms and conditions set forth in this Agreement. Such purchases of Notes shall be made by each subsequent purchaser by executing counterpart signature pages to this Agreement and the other Transaction Documents, making such purchaser a party and bound by the terms and conditions of this Agreement and such Transaction Documents. Any Notes sold pursuant to this Section 3.2 shall be deemed to be “Notes” for all purposes under this Agreement and any purchasers thereof shall be deemed to be “Investors” under this Agreement and each of the Transaction Documents. Each sale of additional Notes pursuant to this Section 3.2 shall be deemed a “Subsequent Closing.” Exhibit C to this Agreement shall be updated to reflect the Notes purchased at each Subsequent Closing and the parties purchasing such Notes.

4. Settlement of Damages; Waiver of Anti-Dilution; Release of Claims.

4.1 Settlement of Damages. The Company and each of the Investors hereby mutually agree to convert the Damages owed to such Investor through December 31, 2007 pursuant to Section 7(f) of the Senior Agreement into the Notes as described herein in lieu of cash payment for and in full satisfaction of the Damages, contingent upon and subject to the satisfaction of the covenants contained herein. Each Investor (on its own behalf) agrees that upon Closing of the transaction contemplated hereby, the Company will no longer owe the Investor any cash payment with respect to the Damages accrued or incurred from April 30, 2007 through December 31, 2007. The Company hereby acknowledges that this transaction does not affect or alter the rights of each Investor to enforce its rights to any liquidated damages accruing pursuant to Section 7(f) of the Senior Agreement from January 1, 2008 onward.

4.2 Waiver of Anti-Dilution Rights. In further consideration of the Company’s willingness to issue the Notes and the Investors’ willingness to accept the Notes in satisfaction of the Damages, and in acknowledgement of the detrimental effect enforcement of such rights could have on the Company, its capitalization and the value of its outstanding securities, each of the Investors, individually and collectively, waive the adjustment provisions of Section 4 of the Series A and B Warrants with respect to the issuance of the Notes in the Conversion and agree that upon Closing (including any Subsequent Closing) no adjustment will be made to the Series A and/or B Warrants held by such Investor at that time or upon the issuance of the shares of Common Stock issuable upon conversion of the Notes. The Company acknowledges and agrees that the waiver provided in this Section 4.2 is applicable and effective solely with regards to the issuance of the Notes hereunder and the issuance of the shares of Common Stock issuable upon conversion of such Notes.

4.3 Non-Admission Of Liability. Each Investor acknowledges that, beyond those facts and circumstances giving rise to the Damages, i.e., those “Events” as defined in Section 7(f) of the Senior Agreement applicable to the Company as of the date hereof, the Company denies any wrongdoing whatsoever under the Senior Agreement and acknowledges that the Conversion and this Agreement are solely for the purpose of providing for settlement of the negotiated Damages and waiving potential claims and avoiding the time and expense of litigation related to the Senior Agreement. It is expressly understood and agreed by each of the Investors that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of any of the Parties.

4.4 No Filing Of Claims. Each of the Investors represents and warrants that it does not presently have on file, and further represents and agrees to the fullest extent permitted by law that it will not hereafter file, any claims, charges, grievances, actions, appeals or complaints against any other Party in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel of arbitrators, public or private, based upon any actions by the other occurring in connection with the Damages, its rights pursuant to the Senior Agreement, or otherwise related to the Company’s securities.

4.5 Release Of Certain Claims. In further consideration for the issuance by the Company of the Notes, each Investor, for itself and its affiliates, successors and assigns, respectively, does hereby waive, release, acquit and forever discharge the Company, from any and all claims, actions, charges, complaints, grievances and causes of action (hereinafter collectively referred to as “claims”), of whatever nature, whether known or unknown, which exist as of the date of this Agreements as it relates to (i) the Damages, (ii) the Company’s lack of timely filing of certain required reports with the SEC, and (iii) other than in relation to the further accrual of liquidated damages pursuant to Section 7(f) of the Senior Agreement, the Company’s failure to file a registration statement pursuant to the Senior Agreement, including but not limited to, any and all exclusive agency rights, rights to compensation (including but not limited to cash, non-cash, residual and fee tail compensation), statutory claims, all claims for injunctive relief, compensatory damages, consequential damages, incidental damages, punitive damages interest, costs, expenses, attorneys’ fees and/or any other type of damages or monetary relief cognizable in law or equity, and any and all claims arising under any federal, state, city and/or other governmental statute, law, regulation or ordinance relating to corporate governance responsibilities or securities; provided, however, that nothing in this Agreement shall waive, compromise or otherwise negate the rights, privileges and claims directly provided under this Agreement. It is further understood and agreed by each of the Investors, that as a condition of this Agreement, each of the Investors hereby expressly waives and relinquishes any and all claims, rights or benefits that it may have but of which it does not know or suspect to exist in its favor at the time of executing this Agreement relating solely to the items set forth in this Section 4.5(1)(i)-(iii), which if known by it must have materially affected its settlement by such Investor, and further, in connection with such waiver and relinquishment, the Investor hereby acknowledges that it or its attorneys may hereafter discover claims or facts in addition to, or different from, those which it now knows or believes to exist, but that it expressly agrees to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on its behalf against the other at the time of execution of this Agreement. . Each Investor further acknowledges, understands and agrees that this representation and commitment is essential to the Company and the other Investors, and that this Agreement would not have been entered into were it not for this representation and commitment.

4.6 Ownership Of Claims. Each of the Investors represents and warrants that it is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein, and further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which such Investor may have against the Company.

4.7 No Other Benefits Due. Each of the investors understands and agrees that this Agreement is intended to and does bar all claims such Investor has or may have for losses, damages, costs, expenses, penalties, attorneys’ fees or any similar claims that such Investor could possibly have against the Company for the Damages and that such Investor is not entitled to receive and will not claim any right, benefit, or consideration other than what is set forth above in Section 1, above.

5. Representations and Warranties of the Company. For purposes of this Section 5 only, the Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

5.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed in the SEC Filings.

5.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Capitalization. Exhibit C hereto sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described in the SEC Filings and except for the Senior Agreement and the Registration Rights Agreement and as set forth in the securities purchase agreements for the Prior Placements, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings and except as provided in the Senior Agreement and the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

5.4 Valid Issuance. The Notes have been duly and validly authorized when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the conversion of the Notes, the shares of Common Stock issued upon conversion of the Notes will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

5.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

5.6 Delivery of Memorandum and SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006 (the “10-KSB”), and all other Current Reports filed by the Company pursuant to the 1934 Act since January 1, 2007 and prior to the date hereof (collectively, the “SEC Filings”). Other than the Company’s Quarterly Reports on Form 10-QSB, which the Company has not filed as of the date hereof, the SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

5.7 No Material Adverse Change. Since December 31, 2006, except as identified and described in the SEC Filings, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(d) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except as contemplated by the Transaction Documents or in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, business or prospects of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f) any change or amendment to the Company’s Articles of Incorporation or Bylaws or other organizational documents, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(h) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(i) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(j) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

5.8 SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

5.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (A) result in a violation of any of the terms and provisions of (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof, or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties the violation of which, either individually or in the aggregate, would not have a Material Adverse Effect, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject the violation of which, either individually or in the aggregate, would not have a Material Adverse Effect.

5.10 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

5.11 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

5.12 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

5.13 Labor Matters.

(a) Except as set forth in the SEC Filings, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the employees of the Company or any Subsidiary, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the employees of the Company or any Subsidiary, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company or any Subsidiary and (iv) to the Company’s Knowledge, the Company and each of its Subsidiaries, enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other foreign, federal, state or local law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings, neither the Company nor any Subsidiary is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280(g) of the Internal Revenue Code of 1986, as amended.

5.14 Intellectual Property.

(a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all material legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non custom, off the shelf software application programs having a retail acquisition price of less than $500 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d) To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party and the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information.

5.15 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

5.16 Litigation. Except as described or in the SEC Filings there are no pending actions, suits or proceedings against the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated, except for requests for payment of Damages received from Investors prior to the notification of the proposed Conversion.

5.17 Financial Statements. The financial statements included in the Company’s Annual report of Form 10-KSB/A filed December 26, 2007 present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”), and, except as set forth in the financial statements of the Company included in the Form 10-KSB/A or otherwise disclosed in the SEC Filings, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

5.18 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

5.19 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.20 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.21 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

5.22 Private Placement. Subject to the accuracy of the representations and warranties of the Investors set forth in Section 6, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.23 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.24 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.25 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

5.26 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

6.1 Organization and Existence. To the extent indicated on the signature pages hereto, such Investor either (i) an individual or a, (ii) corporation, (iii) limited partnership or (iv) limited liability company validly existing under the laws of its state of incorporation or formation, as applicable, and has, as applicable, all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

6.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, subject, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

6.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

6.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

6.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

6.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. The definition of “accredited investor” is annexed hereto.

6.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

6.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the shares of Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the shares of Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the shares of Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the filing by the Company of a Current Report on Form 8-K announcing the transactions contemplated hereby, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 6.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 6.11.

7. Conditions to Closing.

7.1 Conditions to the Investors’ Obligations. The obligation of each Investor to accept the Notes in satisfaction of the Damages and pursuant to Section 4 hereof, is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 5 hereof qualified as to materiality shall be true and correct on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 7.1.

(e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving, as applicable, the transactions contemplated by this Agreement and the other Transaction Documents, and the issuance of the Securities, certifying the current versions of its Articles of Incorporation and Bylaws or other organizational documents and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on its behalf.

(f) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

7.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Notes at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 6 hereof, other than the representations and warranties contained in Sections 6.3, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement.

7.3 Termination of Obligations to Effect Closing; Effects.

(a) The outstanding obligations of the Company, on the one hand, and the Investors, on the other hand, to effect any Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor;

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to January 11, 2008; or

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect a Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by any Investor of its obligations to effect a Closing pursuant to this Section 7.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect such Closing upon written notice to the Company and the other Investors. Nothing in this Section 7.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8. Covenants and Agreements of the Company.

8.1 Reservation of Common Stock. In conjunction with the Company’s pending amendment of its Articles of Incorporation pursuant to the terms of the 2007 Placement, the Company shall authorize additional shares of its Common Stock such that at the time of the effectiveness of such amendment and at all times thereafter the Company is able to, and shall, reserve and keep available out of its authorized but unissued shares of Common Stock, sufficient shares solely for the purpose of providing for the conversion of the Notes.

8.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material, non-public information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material, non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material, non-public information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

8.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

8.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 5.18.

8.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities; provided, however, the Investors acknowledge that the Company is not current in its Quarterly Reports on Form 10-QSB.

8.6 Termination of Covenants. The provisions of Sections 8.2 through 8.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

8.7 Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available the Company shall (A) deliver to the Company’s transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144(k) applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends.

9. Survival and Indemnification.

9.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of 18 months following the Closing.

9.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and their respective Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

9.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10. Miscellaneous.

10.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company; provided further, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

10.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:
Long-E International, Inc.
C-6F, Huhan Chuangxin Block, Keyuan Road,
Hi-Tech Industry Zone,
Shenzhen, 518000, Guangdong, China
Telephone: (86) 755 3396 5188
Attention: Chairman of the Board
Fax: 86-755-3396-5123

with copies (which shall not constitute notice) to:
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Boulevard, Seventh Floor
Los Angeles, California 90067
Attention: Shoshannah D. Katz, Esq.
E-mail: shoshannah.katz@klgates.com
Fax: (310) 552-5001

If to any Purchaser:	At the address of such Purchaser set forth on Schedule I to this Agreement, with copies to Purchaser’s counsel as set forth on Schedule I or as specified in writing by such:

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

10.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

10.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding eighty five percent (85%) of the principal amount of Notes issued further to this Agreement and then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

10.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the second trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement on such Closing Date. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents and any material, non-public information that was disclosed on or prior to the Closing Date to any of the Investors. In addition, the Company will make such other filings and notices in the manner and time required by the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure; the Investors acknowledge that the Schedules and Signature Pages to this Agreement are required to be filed by the Company with the SEC.

10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof to the extent that the general application of the laws of another jurisdiction would be required thereby. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

LONG-E INTERNATIONAL, INC.

By:	/s/ Bu Shengfu
Name: Bu Shengfu
Title: President and Chief Executive Officer

The Investors:	BARRON PARTNERS LP

	By:	/s/ Andrew Worden
		Name:	Andrew Barron Worden
		Title:	Managing Partner

Damages Owed as of December 31, 2007: $555,333.33
Principal Amount of Notes: $555,333.33

Address for Notice:	730 Fifth Avenue, 25th Floor New York, NY 10019 E-mail Address: abw@barronpartners.com

[Signature page to Securities Purchase Agreement]

The Investors:	VISION OPPORTUNITY MASTER FUND, LTD

	By:	/s/ Adam Benowitz
		Name:	Adam Benowitz
		Title:	Director

Damages Owed as of December 31, 2007: $310,333.33
Principal Amount of Notes: $310,333.33

Address for Notice:	20 W. 55th Street, 5th Floor New York, NY 10019 Attn: Antti Uusiheimala E-mail Address: antti@visicap.com

[Signature page to Securities Purchase Agreement]

The Investors:	JCAR FUNDS LTD.

	By:	/s/ Jon Carnes
		Name:	Jon Carnes
		Title:	President

Damages Owed as of December 31, 2007: $65,333.33
Principal Amount of Notes: $65,333.33

Address for Notice:	2560 Highvale Dr. Las Vegas, NV 89134 Attention: Jon Carnes E-mail Address: jcarnes@eosfunds.com

[Signature page to Securities Purchase Agreement]

The Investors:	RAY RIVERS

	By:	/s/ Ray Rivers
		Name:	Ray Rivers
Title:

Damages Owed as of December 31, 2007: $16,333.33
Principal Amount of Notes: $16,333.33

Address for Notice:	89 Mayo Ave. Greenwich, CT 06830 E-mail Address: rrivers@gmail.com

[Signature page to Securities Purchase Agreement]

The Investors:	STEVE MAZUR

	By:	/s/ Steve Mazur
		Name:	Steve Mazur
Title:

Damages Owed as of December 31, 2007: $16,333.33
Principal Amount of Notes: $16,333.33

Address for Notice:	200 Broad Street #2321 Stamford, CT 06901 E-mail Address: smazur@crtllc.com

[Signature page to Securities Purchase Agreement]

The Investors:	WILLIAM DENKIN

	By:	/s/ William Denkin
		Name:	William Denkin
Title:

Damages Owed as of December 31, 2007: $16,333.33
Principal Amount of Notes: $16,333.33

Address for Notice:	14 Sandpiper Rd. Westport, CT 06880 bdenkin@crtllc.com

[Signature page to Securities Purchase Agreement]

The Investors:	RONALD NASH

	By:	/s/ Ronald Nash
		Name:	Ronald Nash
Title:

Damages Owed as of December 31, 2007: $16,333.33
Principal Amount of Notes: $16,333.33

Address for Notice:	134 Essex Drive3 Tenafly, NJ 07670 E-mail Address: ron@nashkaplove.com

[Signature page to Securities Purchase Agreement]

The Investors:	KAGEL FAMILY TRUST

	By:	/s/ David L. Kagel, Trustee
		Name:	David L. Kagel
		Title:	Trustee

Damages Owed as of December 31, 2007: $8,166.67
Principal Amount of Notes: $8,166.67

Address for Notice:	1801 Century Park East #2500 Los Angeles, CA 90067 Attention: David L. Kagel E-mail Address: dkagel@earthlink.com

[Signature page to Securities Purchase Agreement]

The Investors:	WestPark Capital Financial Services, LLC

	By:	/s/ R. Rappaport
		Name:	Richard Rappaport
		Title:	CEO

Damages Owed as of December 31, 2007: $40,833.33
Principal Amount of Notes: $40,833.33

Address for Notice:	1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067 Attention: Richard Rappaport E-mail Address: r@wpcapital.com

[Signature page to Securities Purchase Agreement]

The Investors:	MidSouth Investor Fund LP

	By:	/s/ Lyman O. Heidtke, G.P.
		Name:	Lyman O. Heidtke
		Title:	General Partner

Damages Owed as of December 31, 2007: $81,666.67
Principal Amount of Notes: $81,666.67

Address for Notice:	201 4th Ave. North Suite 1950 Nashville, TN 37219 Attention: Lyman O. Heidtke (“Buzz”) E-mail Address: buzz@msifund.com

[Signature page to Securities Purchase Agreement]

SCHEDULE I

	Amount Invested in Prior Placements	Damages Owed Through December 31, 2007	Principal Amount of Notes Issuable
Initial Investors:
Kagel Family Trust	$50,000	$8,166.67	$8,166.67
WestPark Capital Financial Services, LLC	$250,000	$40,833.33	$40,833.33
Barron Partners, LP	$3,400,000	$555,333.33	$555,333.33
Vision Opportunity Master Fund, Ltd.	$1,900,000	$310,333.33	$310,333.33
JCAR Funds Ltd.	$400,000	$65,333.33	$65,333.33
Ray Rivers	$100,000	$16,333.33	$16,333.33
Steve Mazur	$100,000	$16,333.33	$16,333.33
William Denkin	$100,000	$16,333.33	$16,333.33
Ronald Nash	$100,000	$16,333.33	$16,333.33
MidSouth Investor Fund LP	$500,000	$81,666.67	$81,667.67
		$1,126,999.98	$1,126,999.98

Possible Subsequent Investors:
Professional Offshore Opportunity Fund	$150,000	$24,500.00	$24,500.00
Nutmeg Group/Mercury Fund	$203,000	$33,156.67	$33,156.67
		$57,656.67	$57,656.67

EXHIBIT A

Form of Convertible Note

[See attached]

EXHIBIT B

Form of Registration Rights Agreement

[See attached.]

EXHIBIT C

Capitalization Pre- and Post-Closing

Authorized share capital:50,000,000 shares of common stock, par value $0.001 per share*

Security	Pre-Closing	Post-Initial Closing	Post-Subsequent Closing
Shares of Common Stock Outstanding	31,259,714	31,259,714	31,259,714
Shares of Common Stock Issuable upon the Conversion of Outstanding Convertible Notes	13,382,500	20,011,908	20,351,064
Shares of Common Stock Issuable upon the Exercise of Outstanding Warrants	20,314,641	20,314,641	20,314,641
Total	64,956,855	71,586,263	71,925,419

* The Company’s planned amendment of its Articles to authorize Series A Preferred Stock pursuant to the terms of the 2007 Placement is pending; the shares of Series A Preferred Stock underlying outstanding instruments convert on a 1:1 basis to the Company’s Common Stock, and such shares of Common Stock are reflected in the totals above; such amendment also includes an increase of the authorized number of shares of the Company’s Common Stock. The Company’s adoption of an equity-based incentive plan is also pending, and thus no shares of Common Stock have been reserved for issuance pursuant to such plan nor are any options or other equity-based incentives outstanding at this time. The pending Company actions cannot be completed and made effective until the Company is current in its Quarterly Report filings, it re-files its pending preliminary Information Statement on Schedule 14C, it files its definitive Information Statement on Schedule 14C upon conclusion of the SEC waiting period or comment process, as applicable, and 20 calendar days have passed from the mailing date of the Information Statement to the Company’s shareholders.